Exhibit 1
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                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock of StockerYale, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934 and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATED:  October 21, 2002



                                    THE EUREKA INTERACTIVE FUND LIMITED


                                    By:  /s/ Mark Hawtin
                                         ---------------------------------
                                         Name:   Mark Hawtin
                                         Title:  Director

                                    MARSHALL WACE ASSET MANAGEMENT LIMITED


                                    By:  /s/ Ian Wace
                                         ---------------------------------
                                         Name:   Ian Wace
                                         Title:  Director


                                    /s/ Paul Marshall
                                    --------------------------------------
                                    Paul Marshall


                                    /s/ Ian Wace
                                    --------------------------------------
                                    Ian Wace